EXHIBIT 99.2
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
STEEL VAULT CORPORATION
     William J. Caragol and Allison Tomek, or either of them, are appointed by the undersigned as proxies, or the proxies, each with power of substitution, to represent and vote the shares of stock of Steel Vault Corporation, or Steel Vault, which the undersigned would be entitled to vote at the Special Meeting of Stockholders of Steel Vault to be held on November 10, 2009, at 9:30 a.m., Eastern Standard Time, at Steel Vault’s principal executive offices located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and at any postponements or adjournments thereof as if the undersigned were present and voting at the Special Meeting.
THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH BELOW AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL REFERRED TO BELOW.
VOTE BY INTERNET — www.proxyvote.com
     Use the Internet to transmit your voting instructions for electronic delivery of information through 11:59 P.M. Eastern Standard Time on November 9, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
     If you would like to reduce costs incurred by Steel Vault in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
     Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Standard Time on November 9, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Steel Vault Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER A — FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT
     A. Approval and Adoption of the Merger Agreement

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER B — FOR THE APPROVAL, IF NECESSARY, OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
     B. Approval, if Necessary, of an Adjournment or Postponement of the Special Meeting

FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.

Signature [PLEASE SIGN	Date	Signature (Joint Owners)	Date
WITHIN THE BOX]

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